Exhibit 32.1

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Report”) of Hercules Technology Growth Capital, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof; I, Manuel A. Henriquez, the Chief Executive Officer of the Registrant, certify, to the best of my knowledge, that:

1) The Report fully complies with the requirements of the Section13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 10, 2008	By:	/s/ MANUEL A. HENRIQUEZ
Manuel A. Henriquez Chief Executive Officer